FULL SERVICE OFFICE LEASE - MONTEREY


                         ARTICLE 1. SALIENT LEASE TERMS

THIS LEASE is dated for reference purposes only this 19th day of August _, 1994.

1.1.     Rent Payment:  KI Monterey Research, Inc.
                        c/o The Edward Pike Company
                        P.0. Box 689 Orinda, CA 94563

1.2.     Parties and    Lessor: KI Monterey Research, Inc.
         Notice         c/o The Edward Pike Company
         Addresses:     P.O. Box 689
                        Orinda, CA 94563

                        Lessee: Thinking Tools,. Inc A California Corporation 1 Lower Ragsdale Drive
                        Bldg #l-250
                        Monterey, CA 93940
                        Attn: John Hiles

                        (If more  than  one,  then  the  obligations
                        hereunder shall be joint and several.)
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
                                                                         (Section 49.12)

1.3.     Premises:         (A)      Name and Location of Complex: Monterey Commerce Center
                                    1 Lower Ragsdale Drive, Building 1, Monterey, CA 93940.

                           (B)      Leased Premises: Suite #250

                           (C)      Approximately 3.776 Square Feet      (Section 3.2)

1.4.     Term:             (A)      Estimated Delivery Date: November 10, 1994
                           (B)      Thirty-Six (36} Months

                                                                         (Section 4.1)

1.5.     Rent:             (A)      Minimum Monthly Rent: $
                                    Month 01 $ 664,00; $ .1758 per square foot
                                    Months 02-12 $5,664.00: $1.50 per square foot
                                    Months 13-24 $5,852.00; $1.55 per square foot
                                    Months 25-36 $6,041.60; $1.60 per square foot



                                                                          (Section 7.1)

                           (B)      Advance Rent: Five Thousand Six Hundred Sixty-Four
                                    Dollars ($5,664.00) due the first month of the term

                                                                          (Section 7.2)
1.6. Initial
         Security


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         Deposit:          Five Thousand Four Hundred Seventy-Five Dollars and Twenty
                           Cents ($5,465.20).                              (Section 10.1)

1.7.      Use:             Premises used solely for Software Development and
                           General Office use.                             (Section 11.1)

1.8.     Initial
         Pro Rats %: . 0762 % 3.776 sq.ft./50.031 sq.ft.

                                                                           (Section 2.1(1))

1.9.     Base Operating             $                                      (1) per year for
         Costs:                     Complex Costs
                                    $ (1)                                      per year for
                                     Building Costs                          (Section 8.2)

1.10.    Declaration of             Date of Recordation January 31, 1990
         Restrictions:              Book 6498 Page 035-2-3
                                    Document Number --
                                                                             (Section 3.5)

1.11.    Contents:                  This Lease consists of:
                                    Pages 1 through 34
                                    Sections 1 through 49.1
                                    Addenda:

                                    Exhibits:
                                    "A" - Legal Description
                                    "B" - Floor Plan/Site Plan
                                    "C" - Construction Obligations
                                    "D" - Acknowledgment of Commencement
                                    "E" - Rules Regulations
                                    "F" - California Code.
                                    "G" - Parking Area
                                    "H" - Building Standard Signage

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                             ARTICLE 2. DEFINITIONS

         2.1. The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified unless expressly stated otherwise.

         (a) "Base Operating Cost" means the sum set forth in Section 1.9 hereof.

         (b) "Building" shall mean the structure which contains the Leased Premises.

         (c) "Building Standard Work" shall mean the typical interior improvements constructed or to be constructed by Lessor, which are of the nature and quality required by specifications developed for the Complex by Lessor's architect.


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         (d) "Commencement" shall mean the earlier of the following dates:

                  (i) The day upon which Lessee takes possession of the Leased Premise; or

                  (ii) The date upon which the leasehold Improvements have been substantially completed an determined by Lessor's project architect, except in event completion of the Leasehold Improvements is delayed by design decisions, revisions or additional work or preparation of plans of Lessee or its agent. ("Lessee Delay"), such delay shall thereupon effect a postponement of the date at which Lessor is obliged to deliver the Leased Premises to Lessee, by the number of days of Lessee Delay. Moreover, the Commencement Date as would otherwise be established had Lessee Delay not occurred shall not be postponed by the number of days of Lessee Delay. Thus the date for commencement of Rent shall not be delayed by Lessee Delay. Lessor estimates such completion will be made on or before the date specified in Section 1.4(A).

         (e) "Common Areas" shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the Complex of which the Leased Premises form a part, that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other tenants of Lessor having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, corridors, stairways, elevator shafts, Janitor rooms, driveways, parking areas, and landscaped areas all as generally described on Exhibit "B" attached hereto. Exhibit "B" is tentative and Lessor reserves the right to make alterations thereto from time to time.

         (f) "Complex" is that parcel of real property, or parcels of real property in common ownership with, and contiguous to, the parcel of which the Leased Premises forms a part, which is described with particularity in Exhibit "A" attached hereto and made a part hereof by reference.

         (g) "Lease Year" means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

         (h) "Leased Premises" shall mean the portion of space leased to Lessee hereunder.

         (i) "Leasehold Improvements" shall mean the aggregate of the Building standard work and the Building nonstandard work done in accordance with the work letter agreement, which agreement is attached hereto, as Exhibit "C."

         (j) "Major Vertical Penetrations" shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, which serve more than one floor of the Building, but shall not include stairs, dumb-waiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor.

         (k) "Operating Costs" means the total amount paid or payable, whether by Lessor or others on behalf of Lessor, in connection with the ownership, maintenance, repair, and operations of the Complex (including, without

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limitation, all areas and facilities within the exterior boundaries of the
Complex) as determined by standard accounting procedures. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for all fuel used in heating and air conditioning of the Building; the amount paid or payable for all electricity furnished by Lessor to the Complex (other than electricity furnished to other buildings in the Complex); the cost of periodic relamping and reballasting of lighting fixtures; the amount paid or payable for all hot and cold water (other than that furnished to other buildings in the Complex); the amount paid or payable for all labor and/or wages and other payments including cost to Lessor of worker's compensation and disability insurance, payroll taxes, welfare and fringe benefits made to Janitors, caretakers, and other employees, contractors and subcontractors of Lessor (including wages of the Building manager) involved in the operation, maintenance and repair of the Complex; managerial end administrative expenses related to the Building, the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building; the amount paid or payable for all supplies occasioned by everyday wear and tear; the costs of climate control, window and exterior wall cleaning, telephone end utility costs for the Building; the cost of accounting services necessary to compute the rents and charges payable by Lessees and keep the books of the Complex; fees for management, legal, accounting, inspection and consulting services; the cost of operating, repairing end maintaining the Building elevators; the costs of porters, guards and protection services the cost of establishing and maintaining the Building's directory board; payments for general maintenance and repairs to the plant and equipment applying climate control; the cost of supplying all services pursuant to Article 13 hereof to the extent such services are not paid by individual lessees; amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Complex which by their nature, require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Lessor in accordance with sound accounting principles; and the net cost and expenses for insurance for which Lessor is responsible hereunder or which Lessor reasonably deems necessary in connection with the operation of the Complex. Operating Cost shall also include any Real Estate Taxes as defined in Paragraph 2.1(n) hereof. Operating Costs shall also include, without limitation, the repair and replacement, resurfacing or repaving of any of the paved areas, curbs or gutters within the Complex, and the repair and replacement of any equipment or facilities serving or located within the Complex and the costs of any capital improvements made by Lessor to the Complex for the purpose of reducing other operating expenses or utility costs, from which Lessee can expect a reasonable benefit, or that are required by governmental law, ordinance, regulation or mandate, not applicable to the Complex at the time of the original construction. For the purposes hereof "Capital Costs" are defined aa any expenditures of the type which do not normally recur more frequently than every five (5) years in the normal course of operation and maintenance of the Complex. The portion of Capital Costs to be included each year in Operating Costs shall be that fraction allocable to the year in question calculated by amortizing the cost over the reasonably useful life of such improvement, as determined by Lessor, with interest on the unamortized balance at the higher of (i) ten percent (10%) per annum; or (ii) the interest rate as may have been paid by Lessor for funds borrowed for the purpose of constructing such improvements, but

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in no event to exceed the highest rate permissible by law. Operating Costs shall not include legal or accounting expenses incurred expressly for negotiating a lease with a particular tenant, or as a result of a default of a specific tenant, which negotiation or default does not affect the operation of the Complex. Operating Costs may be classified into two (2) components: Complex Costs, relating to those Operating Costs which are not specifically related to the Building, and building Costs, relating to Operating Costs which are specifically incurred with respect to the Building.

         (1) "Proportionate Share" or "Pro rata Percent" shall be that fraction (converted to a percentage) the numerator of which is the Usable Area of the Leased Premises multiplied by the R/U Ratio and the denominator of which is the Rentable Area of all floors (or Leased Premises if the Complex is on a single floor) rentable to lessees in the Complex. Lessee's Proportionate Share as of the commencement of the term hereof, is specified in Section 1.8. With respect to Complex Costs, Lessee shall pay it. Proportionate Share of the Complex Costs which are allocated to the Building. The Building shall be allocated a share of the Complex Costs equal to a fraction thereof, the numerator of which is the total leased and occupied Rentable Area of the Building and the denominator of which is the total leased and occupied Rentable Area of all buildings in the Complex. Said Proportionate Share shall be recalculated as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this
Section 2.1(1), Lessee's proportionate share as to certain expenses may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other tenants in the Complex to directly incur such expenses rather than have Lessor incur the expense in common for the Complex (such as, by way of illustration, wherein a tenant performs its own Janitorial services). In such case Lessee's proportionate share of the applicable expense shall be calculated as having its denominator the gross leasable area of all Premises in the Complex less the gross leasable area of tenants who have incurred such expense directly. In any case in which Lessee, with Lessor's consent, incurs such expenses directly, Lessee's proportionate share will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other tenants in the Complex shall not be prorated to Lessee. Nothing herein shall imply that Lessor will permit Lessee or any other tenant of the Complex to incur any Common Area Cost or Operating Costs. Any such permission shall be in the sole discretion of the Lessor, which Lessor may grant or withhold in its arbitrary judgment.

         (m) "R/U Ratio" (an abbreviation for Rentable/Usable Ratio) shall mean that fraction the numerator of which is Rentable Area and the denominator of which is Usable Area.

         (n) "Real Estate Taxes" or "Taxes" shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the Complex including the land, the Building, any other improvements situated on the land other than the Building, the various estates in the land end the Building, any Leasehold Improvements, fixtures, installations, additions and equipment, whether owned by Lessor or Lessee; except that it shall exclude any taxes of the kind covered by Section 8.1 hereof to the extent Lessor is reimbursed therefor by any tenant in the Building. Real Estate Taxes shall also include the

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reasonable cost to Lessor of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises or in the Complex or on the act of entering into this Lease or, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee, of the Leased Premises or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Lessor, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term "Real Estate Taxes" for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, eave and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Lessor. With respect to any general or special assessments which may be levied upon or against the Leased Premises, the Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Lessee is responsible hereunder.

         (o) "Rent" means Minimum Monthly Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

         (p) "Rentable Area". The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any Major Vertical Penetration of the floor. No deductions shall be made for columns and projection necessary to the buildings. The Rentable Area of an office on the floor shall be computed by multiplying the Usable Area of that office by the R/U Ratio described in Section 2.1(m) for the floor.

         (q) "Structural" as herein used shall mean any portion of the Leased Premises or Complex which provides bearing support to any other integral member of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Lessor.

         (r) "Term" shall mean the Term of the lease as specified in Article 4 hereof, including any partial month at the commencement of the Term.

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         (s) "Total Building Area" is the total gross leasable area of the
Building.

         (t) "Usable Area". The Usable Area of an of(pound)ice shall be the number of square feet computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the permanent outer building walls. No deductions shall be made for the columns and projections necessary to the buildings. The Usable Area of floor shall be equal to the sum of all Usable Areas on that floor.

ARTICLE 3. PREMISES

         3.1. Demising Clause. Lessor hereby leases to Lessee, and Lessee hires from Lessor a portion of the Complex as hereinafter defined.

         3.2. Description. The "Complex" as defined in Section 2.1 (f), is described generally in Section 1.3(A) hereof. The premises leased herein are described in Section 1.3(B) and delineated on Exhibit "B", which is attached hereto and made a part hereof by reference, consisting of the approximate amount of square footage as specified in Section 1.3(C) hereof. The term "Building" shall refer to the Building in which the Leased Premises are located. The portion leased herein to Lessee is hereinafter referred to as the "Leased Premises." Lessor reserves the area beneath and above the Leased Premises and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein.


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         3.4. Covenants, Conditions and Restrictions.

         The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Lessee agrees that as to its leasehold estate, Lessee and all persons in possession or holding under Lessee, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the property (hereinafter the "restrictions"). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

         3.5. Declaration of Restrictions. The Leased Premises are subject to a Declaration of Restrictions as referenced in Section 1.10 hereof.

                                 ARTICLE 4. TERM

         4.1. Commencement Date. The term of this Lease shall commence on the date specified in Section 1.4(A) hereof and shall be for the term specified in
Section 1.4(B) hereof, plus any partial month at the commencement of the term.

         4.2. Acknowledgment of Commencement. After delivery of the Leased Premises to Lessee, Lessee shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit "D" and by this reference it shall be incorporated herein.

                         ARTICLE 5. PRE-TERM POSSESSION

         5.1. Conditions of Entry. In the event the Leased Premises are to be constructed or remodelled by Lessor, Lessor may notify Lessee when the Leased Premises are ready for Lessee's fixturing or Lessee's work, which may be prior to substantial completion of the Leased Premises by Lessor. Lessee may thereupon enter the Leased Premises for such purposes at its own risk, to make such improvements as Lessee shall have the right to make, to install fixtures, supplies, inventory and other property. Lessee agrees that it shall not in any way interfere with the progress of Lessor's work by such entry. Should such entry prove an impediment to the progress of Lessor's work, in Lessor'. Judgment, Lessor may demand that Lessee forthwith vacate the Leased Premises until such time as Lessor's work is complete, and Lessee shall immediately comply with this demand.

         During the course of any pre-term possession, whether such pre-term period arises because of an obligation of construction on the part of Lessor, or otherwise, all terms and conditions of this Lease, except for rent and commencement, shall apply, particularly with reference to indemnity by Lessee of Lessor under Article 17 herein for all occurrences within or about the Leased Premises.

                   ARTICLE 6. DELAY IN DELIVERY OF POSSESSION




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                             ARTICLE 7. MINIMUM RENT

         7.1. Payment. Lessee shall pay to Lessor at the address specified in
Section 1.1, or at such other place at Lessor may otherwise designate, as "Minimum Monthly Rent" for the Leased Premises the amount specified in Section 1.5(A) hereof, payable in advance on the first day of each month during the Lease term. If the Lease term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly.

         All payments of Minimum Monthly Rent (including sums defined as rent in Section 30.2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

         7.2. Advance Rent. The amount specified in Section 1.5(B) hereof is paid herewith to Lessor upon execution of this Lease as advance rent, receipt of which is hereby acknowledged, provided, however, that such amount shall be held by Lessor as a "Security Deposit" pursuant to Section 10.1 hereof until it is applied by Lessor to the first Minimum Monthly Rent due hereunder.

         7.3. Late Payment. If during any twelve (12) month period Lessee fails on more than one occasion to make any payment of Minimum Monthly Rent to Lessor on the date when it is due, then Lessor may, by giving written notice to Lessee, require that Lessee pay the Minimum Monthly Rent to Lessor quarterly in advance.

                           ARTICLE 8. ADDITIONAL RENT

         8.1. Personal Property, Gross Receipts, Leasing Taxes. This Section 8.1 is intended to deal with impositions or taxes directly attributed to Lessee or this transaction, as distinct from taxes attributable to the Complex which are to be allocated among various tenants and others and which are included in Operating Costs. In addition to the Minimum Monthly Rent and additional charges to be paid by Lessee hereunder, Lessee shall reimburse Lessor upon demand for any and all taxes required to be paid by Lessor (excluding state, local or federal personal and corporate income taxes measured by the income of Lessor from all sources, and estate and inheritance taxes) whether or not now customary or within the contemplation of the parties hereto:

         (a) upon, measured by, or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located in the Leased Premises or by the cost or value of any Leasehold Improvements made in or to the Leased Premises by or for Lessee, other than Building Standard Work, regardless of whether title to such improvements shall be in Lessee or Lessor;

         (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Leased Premises or any portion thereof to the extent such taxes are not included as Real Estate Taxes as defined in section 2.1(m) and:

         (c) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Leased Premises.


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         In the event that it shall not be lawful for Lessee so to reimburse
Lessor, the Minimum Monthly Rent payable to Lessor under this Lease shall be increased to net Lessor (i.e. after payment of the Taxes for which Lessor may not receive reimbursement from Lessee) the amount of Minimum Monthly Rent plus reimbursement for Taxes which would have been receivable by Lessor if such tax had not been imposed. All taxes payable by Lessee under this Section shall be deemed to be, end shall be paid as, additional Rent.

         8.2. Operating Costs.

              (a) If either component or both components of Operating Costs for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs; or (ii) as if the Complex were at least ninety percent (90%) occupied and operational for the whole of such Lease Year, is/are more than the Base Operating Cost for such component(s), Lessee shall pay to Lessor its Proportionate Share of any such increase aa additional Rent in accordance with
Section 8.3 hereof.

              (b) If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Lessee for such period shall be prorated on a per diem basis (utilizing a three hundred sixty (360) day year).


         8.3. Method of Payment. Any additional Rent payable by Lessee under Sections 8.1 and 8.2 hereof shall be paid as follows, unless otherwise provided:

              (a) During the Term, Lessee shall pay to Lessor monthly in advance with its payment of Minimum Monthly Rent, one-twelfth (l/12th) of the amount of such additional Rent as estimated by Lessor in advance, in good faith, to be due from Lessee.

              (c) If the aggregate amount of such estimated additional Rent payments made by Lessee in any Lease Year should be less than the additional Rent due for such year, then Lessee shall pay to Lessor as additional Rent upon demand the amount of such deficiency. If the aggregate amount of ketch additional Rent payments made by Lessee in any Lease Year of the Term should be greater than the additional Rent due for such year, then should Lessee not be otherwise in default hereunder, the amount of such excess will be applied by Lessor to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Lessor to Lessee, provided Lessee is not otherwise in default under the terms of this Lease.

                       ARTICLE 9. ACCORD AND SATISFACTION

         9.1. Acceptance of Payment. No payment by Lessee or receipt by Lessor of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Lessor may accept any partial payment from Lessee

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without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure
Section 1161, et seq., or of any successor statute thereto.

                          ARTICLE 10. SECURITY DEPOSIT

         10.1. Payment on Lease Execution. Lessee shall pay Lessor upon execution hereof the sum specified in Section 1.6. This sum is designated as a Security Deposit and shall remain the sole and separate property of Lessor until actually repaid to Lessee (or at Lessor's option the last assignee, if any, of Lessee's interest hereunder), said sum not being earned by Lessee until all conditions precedent for its payment to Lessee have been fulfilled. As this sum both in equity and at law is Lessor's separate property, Lessor shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If Lessee fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Lessee's obligation to restore or clean the Leased Premises following vacation thereof, Lessee, at Lessor's election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Lessor for the payment of any rent or other charges in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. Lessor may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Lessee. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Lessee.

         10.2. Restoration of Deposit. If Lessor elects to use or apply all or any portion of the Security Deposit aa provided in Section 10.1, Lessee shall within ten (10) days after written demand therefor pay to Lessor in cash, an amount equal to that portion of the Security Deposit used or applied by Lessor, and Lessee's failure to so do shall be a material breach of this Lease. The ten
(10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

                                 ARTICLE 13. USE

         11.1. Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.7 hereof, and for no other purpose or purposes. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use.

         11.2. Safes, Heavy Equipment. Lessee shall not place a load upon any floor of the Leased Premises which exceeds fifty (50) pounds per square foot live load. Lessor reserves the right to prescribe the weight and position of all safes and heavy installations which Lessee wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Lessee's sole cost and expense for such heavy objects. Notwithstanding the foregoing, Lessor shall have no liability for any damage caused by the installation of such heavy equipment or safes.

         11.3. Machinery. Business machines and mechanical equipment belonging to Lessee which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Lessor or to any Lessees in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party's expense, in settings of cork, rubber or spring type noise and/ or vibration eliminators, and Lessee shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Lessee must remove such equipment within ten (10) days following written notice from Lessor.

                ARTICLE 12. COMPLIANCE WITH LAWS AND REGULATIONS

         12.1. Lessee's Obligations. Lessee, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. The Judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that any such ordinance or statute pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Lessor and Lessee.

         12.2. Condition of Leased Premises. Subject to Lessor's work, if any, as referred to in Exhibit "C" to this Lease, Lessee hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises.

         12.3. Hazardous Materials. For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, radioactive material, hazardous waste, toxic substance or related material, including but not limited to those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Environmental Laws. For purposes hereof, "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C.
Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Porter-Cologne Water Quality Act, California State Code
Section 13020 et seq.; and the California Health and Safety Code, Section 25100 et seq., including all amendments thereto replacements thereof, and regulations adopted and publications promulgated pursuant thereto. (1) (See Addendum Paragraph 12.3)

               (a) Lessee agrees that during the Term of this Lease Lessee shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws.

               (b) Lessee further agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, release, or threatened release of Hazardous Materials on, from or under the Leased Premises.

                        ARTICLE 13. SERVICE AND EQUIPMENT

         13.1. Climate Control. So long as Lessee is not in default under any of the covenants of this Lease, Lessor shall provide climate control to the Leased Premises from 7:00 a.m. to 6:00 p.m. (the "Climate Control Hours") on weekdays (Saturdays, Sundays and Holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Lessor shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvement" or when prevented from so doing by strikes or any cause beyond Lessor's reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Lessee's request shall be at Lessee's sole cost and expense in accordance with rate schedules promulgated by Lessor from time to time. Lessee acknowledges that Lessor has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Lessor's equipment, shall be made by Lessee at its cost and expense but only with the written consent of Lessor first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Lessor. If installation of partitions, equipment or fixtures by Lessee necessitates the rebalancing of the climate control equipment in the Leased Premises, the same will be performed by Lessor at Lessee's expense. Lessee acknowledges that up to one (1) year may be required after Lessee has fully occupied the Leased Premises in order to adjust and balance the climate control systems. Any charges to be paid by Lessee hereunder shall be due within ten (10) days of receipt of an invoice from Lessor, which invoice may precede Lessor's expenditure for the benefit of Lessee.

         13.2. Elevator Service. Lessor shall provide elevator service (which may be with or without operator at Lessor's option) during normal business hours provided that Lessee, its employees, and all other persons using such services shall do so at their own risk.

         13.3. Cleaning Public areas. Lessor shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

         13.4. Refuse Disposal. Lessee shall pay Lessor, within ten (10) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Lessee as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

         13.5. Janitorial Service. Lessor shall provide cleaning and janitorial service in and about the Complex and Leased Premises from time to time on weekdays (Saturdays, Sundays and Holidays excepted) in accordance with standards in first class office buildings in the city in which the Building is located.

         To the extent that Lessee shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as "Special Cleaning Service") Lessor may, upon reasonable advance notice from Lessee, elect to furnish such special Cleaning Service and Lessee agrees to pay Lessor, within ten (10) days of being billed therefor, Lessor's charge for providing such additional service.

                  Special Cleaning Service shall include but shall not be limited to the following:

                  (a) The cleaning and maintenance of Lessee eating facilities including the removal of refuse and garbage therefrom.

                  (b) The cleaning and maintenance of Lessee computer centers, including peripheral areas, and removal of waste paper therefrom.

                  (c) The cleaning and maintenance of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms.

                  (d) The cleaning and maintenance in areas of special security such as storage units.

                  (e) The provision of consumable supplies for private toilet rooms.

         13.6. Interruptions. It is understood that Lessor does not warrant that any of the services referred to above or any other services which Lessor may supply will be free from interruption. Lessee acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Lessor, or by orders or regulations of any federal, state, county or municipal authority.

         Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Lessee's use and possession of the Leased Premises or any part thereof, nor render Lessor liable to Lessee for damages by abatement of Rent or otherwise, nor relieve Lessee of performance of Lessee's obligations under this Lease.

                                ARTICLE 14. WASTE

         14.1. Waste or Nuisance. Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

                             ARTICLE 15. ALTERATIONS

         15.1. Consent of Lessor Ownership. Lessee shall not make, or suffer to be made, any alterations to the Leased Premises, or any part thereof, without the written consent of Lessor first had and obtained. Any additions to, or alterations of, the Leased Premises, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Lessor. Except as otherwise provided in this Lease, Lessee shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Lessee restores the Leased Premises as indicated below.

         15.2. Requirements. Any alterations, additions or installations performed by Lessee (hereinafter collectively "alterations") shall be subject to strict conformity with the following requirements:

                   (a) All alterations shall be at the sole cost and expense of Lessee;

                   (b) Prior to commencement of any work of alteration, Lessee shall submit detailed plans and specifications, including working drawings, (hereinafter referred to as "Plans") of the proposed alterations, which shall be subject to the consent of Lessor in accordance with the terms of Section 15.1 above;

                   (c) Following approval of the Plans by Lessor, Lessee shall give Lessor at least ten (10) days prior written notice of commencement of work in the Leased Premises so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law;

                   (d) No alterations shall be commenced without Lessee having previously obtained all appropriate permits and approvals required by and of governmental agencies;

                   (e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Lessor and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations is to be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

                   (f) Lessee must obtain the prior written approval from Lessor for Lessee's contractor prior to commencement of the work. Lessee's contractor shall maintain all of the insurance reasonably required by Lessor, including comprehensive general liability, workers' compensation, builder's risk insurance and course of construction insurance;

                   (g) As a condition of approval of the alterations, Lessor may require performance and labor and materialmen's payment bonds issued by a surety approved by Lessor, in a sum equal to the cost of the alterations guarantying the completion of the alterations free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Lessor as beneficiary;

                   (h) The alterations must be performed in a manner such that they will not interfere with the quiet enjoyment of the other Lessees in the Complex.

          15.3. Liens. Lessee shall keep the Leased Premises and the Complex in which the Leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Complex of which the Leased Premises forms a part as a result of a claim arising through Lessee, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) day~ following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. Lessor may pay the claim prior to the enforcement thereof, in which event Lessee shall reimburse Lessor in full, including attorney's fees, for any such expense, as additional rent, with the next due rental.

          15.4. Restoration. Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Lessee shall ascertain from Lessor at least thirty (30) days prior to the termination of this Lease, whether Lessor desires the Leased Premises, or any part thereof, restored to its condition prior to the making of permitted alterations, installations and improvements, and if Lessor shall so desire, then Lessee shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Lessee is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

                         ARTICLE 16. PROPERTY INSURANCE

          16.3. Personal Property Insurance. Lessee shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and casualty insurance in "all risk" form to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co- insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than (3) (Five Thousand Dollars ($5,000.00) Lessee shall also insure in the same manner the physical value of all its leasehold improvements in the Leased Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures equipment, and leasehold improvements (4) (made after the commencement date) so insured. Lessor shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee.

          ARTICLE 17. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

          17.2. Waiver of Subrogation. Lessor and Lessee release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties. (1) (See Addendum - Paragraph 17.2)

          17.4. Indemnity. Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property, from whatever cause, all or in any way connected with the condition or use of the Leased Premises, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property of Lessee, its agents, officers, employees or invitees. Lessee agrees to indemnify, defend and protect Lessor and hold it harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any such injury or lost however occurring, including breach of the provisions of this Lease and the negligence of the parties hereto. Nothing contained herein shall obligate Lessee to indemnify Lessor against its own sole or gross negligence or willful acts. (3) (See Addendum - Paragraph 17.4)

          17.5. Defense of Claims. In the event any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor's request will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case approved by Lessor. The obligations of Lessee under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease. (4) (See Addendum - Paragraph 17.5)

                         ARTICLE 18. LIABILITY INSURANCE

          18.2. Worker's Compensation Insurance. Lessee shall carry Workers Compensation insurance as required by law, including an employer's contingent liability endorsement.

                    ARTICLE 19. INSURANCE POLICY REQUIREMENTS

          19.1. General Requirements. All insurance policies required to be carried by Lessee (except Lessee's Personal Property Insurance) hereunder shall conform to the following requirements:

                (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the term as follows: Policy holders' rating of A; financial rating of not less than (2)
(VII)

                 (b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

                 (d) Each policy shall name Lessor as an additional insured and, at Lessor's request, shall carry a lender's loss payee endorsement in favor of Lessor's lender and such other endorsement(s) as Lessor may from time to time require;

                 (e) An executed copy of each insurance policy, or a certificate thereof, shall be delivered to Lessor at commencement of the term and shall remain in effect throughout the term, including copies of any renewals or certificates thereof, at least (4) (five (5)) days prior to the expiration of such policies;

                 (f) These policies shall require that Lessor be notified in writing by the insurer (5) (immediately upon receipt by Lessee of notice of) cancellation or expiration of such policy, or any reduction ~n the I amount~ of insurance carried;

                 (g) Each policy shall be primary, not contributing with, and not in excess of coverage which Lessor may carry;

                      ARTICLE 20. LESSEE INSURANCE DEFAULT

          20.1. Rights of Lessor. In the event that Lessee fails to obtain any insurance required of it under the terms of this Lease, Lessor may, at its option, but is not obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof. Payment shall be due wi.thin ten (10) days of receipt of the billing therefor by Lessee.

              ARTICLE 21. FORFEITURE OF PROPERTY AND LESSOR'S LIEN

          21.1. Removal of Personal Property. Lessee agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Lessee not removed by such date shall, at the option of Lessor, irrevocably become the sole property of Lessor. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Lessee acknowledges Lessor's need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Lessor incurring a loss for inability to deliver the Leased Premises to a prospective lessee. (1) (See Addendum Paragraph 21.1)

                       ARTICLE 22. MAINTENANCE AND REPAIRS

          22.1 Lessor's Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Lessee, Lessor shall repair, replace and maintain the external and Structural parts of the Complex which do not comprise a part of the Leased Premises and are not leased to others, janitor and equipment closets and shafts within the Leased Premises designated by Lessor for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Lessor shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Lessor shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Lessee by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission of Lessor, its servants, agents, or employees. The cost for such repairs, maintenance and replacement shall be included in Operating Costs in accordance with Section 2.1(k) hereof.

          22.2 Negligence of Lessee. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence, carelessness or misuse of Lessee, its agents, employees or anyone permitted by it to be ln the Complex, or through lt in any way, the cost of the necessary repairs, replacements or alterations shall be borne by Lessee who shall pay the same to Lessor as additional charges forthwith on demand.

          22.3 Lessee's Obligations. Lessee shall repair the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Leasehold Improvements and alterations in the Leased Premises and all electrical and telephone outlets and conduits, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Lessee, reasonable wear and tear, damage with respect to which Lessor has an obligation to repair as provided in Section 22.1 and Section 23 hereof only excepted. Lessor may enter and view the state of repair and Lessee will repair in a good and workmanlike manner according to notice in writing.

          22.4 Cleaning. Lessee agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Lessor's cleaning services referred to herein.

          22.5 Waiver. Lessee waives all rights it may have under law to make repairs at Lessor's expense.

          22.6 Acceptance. Except as to the construction obligations of Lessor, if any, stated in Exhibit "C" to this Lease, Lessee shall accept the Leased Premises in "as is" condition as of the date of execution of this Lease by Lessee, and Lessee acknowledges that the Leased Premises in such condition are in good sanitary order, condition and repair.

                             ARTICLE 23. DESTRUCTION

          23.1. Rights of Termination. In the ovens the Leased Premises suffers
(a) an uninsured casualty, or (b) a casualty which cannot be repaired within one hundred twenty (120) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with Jurisdiction, Lessor may terminate this Lease as at the date of the damage upon written notice to Lessee following the casualty. In the event of a casualty to the Leased Premises which cannot be repaired within one hundred ninety five (195) days of the occurrence thereof, Lessee shall have the right to terminate the Lease by written notice to Lessor within twenty (20) days following notice from Lessor that the time for restoration shall exceed one hundred ninety five (195) days. (1) (See Addendum - Paragraph 23.1)

         23.2. Repairs. In the event of a casualty which may be repaired within one hundred twenty (120) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 23.1 above, then this Lease shall continue in full force and effect and Lessor shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the casualty as practicable. Such partial destruction shall in no way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction of Minimum Monthly Rent following the casualty and until the time the Leased Premises are restored. Such reduction shall be an amount which reflects the degree of interference with Lessee's business. So long as Lessee conducts it. business in the Leased Premises there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty five (45) days of the casualty, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Lessor shall within ten
(10) days thereafter refund to Lessee any sums due in respect of the reduced rental from the date of the casualty. Lessor's obligations to restore shall in no way include any construction originally performed by Lessee or subsequently undertaken by Lessee, but shall include solely that property constructed by Lessor prior to commencement of the term hereof.

         23.3. Repair Costs. The cost of any repairs to be made by Lessor, pursuant to Section 23.2 of this Lease, shall be paid by Lessor utilizing available insurance proceeds. Lessee shall reimburse Lessor upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Lessor's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises. Lessee shall, however, not be responsible to pay any deductible or its share of any deductible-to the extent. (1) such deductible exceeds Five Thousand Dollars ($5.000.00)

         23.4. Waiver. Lessee hereby waives all statutory or common law rights of termination in respect to any partial destruction or casualty which Lessor is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a casualty occurring during the last two (2) years of the original term hereof or of any extension, Lessor need not undertake any repairs and may cancel this Lease unless Lessee has the right under the terms of this Lease to extend the term for an additional period of at least five (5) years and does so within thirty (30) days of the date of the casualty.

         23.5. Lessor's Election. In the event that the Complex or Building in which the Leased Premises is situated be destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 23.1 above. At all events, a total destruction of the Complex of which the Leased Premises form a part, or the Leased Premises itself, shall terminate this Lease.

                            ARTICLE 24. CONDEMNATION

         24.1. Definitions.

               (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

               (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

               (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

         24.2. Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

         24.3. Partial Taking; Common Area.

               (a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Leased Premises is taken.

               (b) If any part of the Common Areas of the Complex are taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Area is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

               (c) If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Lessor shall have the election to terminate this Lease in the manner prescribed herein.

         24.4. Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 24.3, (such party is hereinafter referred to as the "Terminating Party") it must terminate by giving notice to the other party (the "Nonterminating Party") within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

         24.5. Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Lessor, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Lessor be obligated to expend more for such restoration than the extent of funds actually paid to Lessor by the condemnor.

         24.6. Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Lessor except that Lessee shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Lessor's award in respect of the real property: Lessee's trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Lessor shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Lessee shall not be entitled to any award until Lessor has received the above sum in full.

                      ARTICLE 25. ASSIGNMENT AND SUBLETTING

         25.1. Lease is Personal. The purpose of thin Lease is to transfer possession of the Leased Premises to Lessee for Lessee's personal use in return for certain benefits, including rent, to be transferred to the Lessor. Lessee's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Lessee acknowledges and agrees that it has entered into this Lease in order to acquire the Leased Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others.

         25.2. "Transfer of the Leased Premises" Defined. The terms "Transfer of the Leased Premise" or "Transfer" as used herein shall include any assignment of all or any part this Lease (including assignment by operation of law), subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including without limitation, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or to suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said Leased Premises or any portion thereof. If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party,the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, ln the aggregate ln excess of twenty-five percent (25%), shall be deemed a Transfer of the Leased Premises.

         25.3. No Transfer Without Consent. Lessee shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any

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right or privilege appurtenant thereto without the prior written consent of
Lessor, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall be void, and shall, at the option of Lessor, terminate this Lease.

25.4. When Consent Granted.

                  (a) The consent of Lessor to a Transfer may not be unreasonably withheld, provided should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

                           (i) Financial strength of the proposed transferee is
not at least equal to that of Lessee at the time of execution of thin Lease;

                           (ii) A proposed transferee whose occupation of the
Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

                           (iii) A proposed transferee whose impact on the
common facilities or the other occupants of the Complex would be disadvantageous; or

                           (iv) A proposed transferee whose occupancy will
require a variation in the terms of the lease.

                           (v) Lessee agrees that its personal business skills
and philosophy were an important inducement to Lessor for entering into this Lease agreement and that Lessor may reasonably object to the transfer of the Leased Premises to another whose proposed use, while permitted by the use clause of this Lease, would involve a different quality, manner or type of business skills than that of Lessee.

                  (b) Notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor, but upon prior written notice to Lessor, to assign this Lease to a company incorporated or to be incorporated by Lessee provided that Lessee owns or beneficially controls all the issued and outstanding shares of capital stock of the company.

         25.5.  Procedure for Obtaining Consent.

                  (a) Lessor need not commence its review of any proposed Transfer, or respond to any request by Lessee with respect to such, unless and until it has received from Lessee adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent Judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

                           (i) The past two year's Federal income Tax returns of
the proposed transferee (or in the alternative the past two years audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

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





                           (ii) Banking references of the proposed transferee;

                           (iii) A resume of the business background and
experience of the proposed transferee;

                           (iv) At least five (5) business and three (3)
personal references for the proposed transferee;

                           (v) An executed copy of the instrument by which
Lessee proposes to effectuate the Transfer.

                  (b) Lessee shall reimburse Lessor as additional rent for Lessor's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not content is granted. (1) (See Addendum - Paragraph 25.5(b))

         25.6. Effect of Transfer. If Lessor consents to a Transfer, the following conditions shall apply:

                  (a) Each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every night, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such Transfer.

                  (b) On a monthly basis, any sums of money, or other economic consideration received by Lessee from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like which exceed, in the aggregate, the total sums which Lessee pays Lessor under this Lease in such month, or the prorated portion thereof if the Leased Premises transferred is less than the entire Leased Premises, shall be payable eighty percent (80%) to Lessor and twenty percent (20%) to Lessee, and Lessor's share shall be paid with Lessee's payment of Minimum Monthly Rent.

                  (c) No Transfer, whether or not consent of Lessor is required hereunder, shall relieve Lessee of its primary obligation to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

                  (d) If Lessor consents to a sublease, such sublease shall not extend beyond the expiration of the term of this Lease.

                  (e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Lessee shall deliver to Lessor a duly executed duplicate original of the Transfer instrument in form satisfactory to Lessor which provides that (i) the transferee assumes Lessee's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Lessor's election, attorn directly to Lessor in the event Lessee's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Lessor reasonably deems necessary.

                             ARTICLE 26. ABANDONMENT

         26.1. Lessee to Occupy. Lessee shall not vacate nor abandon the Leased Premises at any time during the Lease term, nor permit the Leased Premises to remain unoccupied for a period longer than ten (10) consecutive days during the Lease term, and if Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and remaining on the Leased Premises after such ten
(10) day period shall, at the option of Lessor, be deemed abandoned.

                           ARTICLE 27. ENTRY BY LESSOR

         27.1. Rights of Lessor. Lessee shall permit Lessor and Lessor's agents to enter the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, or for the purpose of placing upon the Building any usual or ordinary "for sale" signs, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto. (1) (See Addendum - Paragraph 27.1)

                                ARTICLE 28. SIGNS

         28.1. Approval, Installation and Maintenance. Lessee shall not place on the Leased Premises or on the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole judgment. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease, or any extension thereof, Lessee shall remove all his signs, and all damage caused by such removal shall be repaired at Lessee's expense.

                               ARTICLE 29. DEFAULT

         29.1. Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

                  (b) The abandonment or vacation of the Leased Premises by Lessee in violation of Section 26.1 thereof;

                  (c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for ten (10) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion;

                  (d) Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Lessor) to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. In such event, Lessor may, at its option, declare this Lease terminated and forfeited by Lessee, and Lessor shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation;

                        ARTICLE 30. REMEDIES UPON DEFAULT

         30.1. Termination and Damages. In the event of any default by Lessee, then in addition to any other remedies available to Lessor here in or at law or inequity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee here under by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

                  (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided: plus

                  (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after termination of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

                  (d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result there from; and

                  (e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as maybe permitted from time to time by the applicable law in the state in which the Leased Premises are located.

         30.2.    Definitions.

                  (a) The term "rent", as used in this Lease, shall be deemed to be and to mean the Minimum Monthly Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

                  (b) As used in Sections 30.1(a) and (b) above, the worth at the time of award,is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 30.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal

Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

         30.3.    Personal Property.

                  (a) In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

                  (b) In the event of default, all of Lessee's fixtures, furniture, equipment, improvements, additions, alterations and other personal property, shall remain upon the Leased Premises and in that event, and continuing during the length of such default, Lessor shall have the sole right to take exclusive possession of such property and to use it, renter charge free, until all defaults are cured or, at Lessor's option, at any time during the term of this Lease, to require Lessee to forthwith remove such property. The rights stated herein are in addition to Lessor' rights described in Section 21.1.

         30.4.    Recovery of Rent:  Reletting.

                  (a) In the event of the vacation or abandonment of the Leased Premises by Lessee or in the event that Lessor shall elect to reenter as provided in Section 30.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in Section 30.1 above, Lessor may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises.

                  (b) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting: third, to the payment or the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent thereunder, be less than the rent payable during that month by Lessor hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand there for by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor as soon as ascertained, any cost and expenses incurred by Lessor in such reletting or in making such alteration and repairs not covered by the rentals received from such reletting.

                  (c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a Court of competent jurisdiction.

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





Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lessee for any such default.

         30.5. No Waiver. Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder, nor shall Lessor have any obligation to mitigate damages hereunder.

         30.6. Curing Defaults. Should Lessee fail to repair, maintain, and/or service the Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed ten (10) days, to remedy the failure, Lessor may perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten (10) days of receiving a bill therefor from Lessor.

         30.7. Cumulative Remedies. The various rights, options, election powers, and remedies of Lessor contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

                             ARTICLE 31. BANKRUPTCY

         31.1. Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:

                  (a) At all events any receiver or trustee in bankruptcy or Lessee as debtor in possession ("debtor"), shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief".

                  (b) In the event of an assumption of the Lease by a debtor, receiver, or trustee, such debtor, receiver, or trustee shall immediately after such assumption (l) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Lessor for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

                  For the purposes of this paragraph 46.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

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






                           (i) written assurances that rent and any other
consideration due under the Lease shall first be paid before any other of Lessee's costs of operation of its business in the Leased Premises are paid;

                           (ii) written agreement that assumption of this Lease
will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorney's fees), occasioned by such breach:

                    (c) Where a default exists under the Lease, the party assuming the Lease may not require Lessor to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

                    (d) The debtor, receiver, or trustee may only assign this Lease if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Leases shall be the sole property of, and paid to, Lessor. Upon assignment by the debtor or trustee the obligations of the Lease shall be deemed to have been assumed and the assumption shall execute an assignment agreement on request of Lessor.

                    (e) Lessor shall be entitled to the fair market value for the Leased Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

                    (f) Lessor specifically reserves any and all remedies available to Lessor in Article 30 hereof or at law or inequity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

                         ARTICLE 32. SURRENDER OF LEASE

         32.1. No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                        ARTICLE 33. LESSOR'S EXCULPATION

         33.1. In the event of default, breach, or violation by Lessor (which term includes Lessor's partners, co-venturers, co-tenants, officers, directors, employees, agents, or representatives) of any Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Leased Premises (or its interest in the Complex, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a Judgment against Lessor. Lessor may, at its option, and among its other alternatives, relieve itself of all liability under this Lease by conveying the Leased

Premises to Lessee. Notwithstanding any such conveyance, Lessee's leasehold and ownership interest shall not merge.

         33.2. No Recourse. Lessor (as defined in Section 33.1) shall not be personally liable for any deficiency beyond its interest in the Leased Premises.

                           ARTICLE 34. ATTORNEY'S FEES

         34.1. Actions, Proceedings, etc. Lessee hereby agrees to pay, as additional rent, all attorney's fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur or pay out by reason of, or in connection with:

                  (a) any action or proceeding brought by Lessor wherein Lessor obtains a final judgment or award against Lessee (including arbitration) on account of any default by Lessee in the observance or performance of any obligation under this Lease including, but not limited to, matters involving payment of rent and additional rent, alterations or other Lessee's work and subletting or assignment;

                  (b) any action or proceeding brought by Lessee against Lessor (or any officer, partner, or employee of Lessor) in which Lessee fails to secure a final judgment against Lessor;

                  (c) any other appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease;

                  (d) any assignment, sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease), and all negotiations with respect thereto; and (1) (See Addendum - Paragraph 34.1(d))

                  (e) any alteration of the Leased Premises by Lessee, and all negotiations with respect thereto.

         In any action or proceeding referred to in subsection (a), Lessee shall be entitled to recover its attorney fees and costs if Lessee is the prevailing party against Lessor.

         34.2. Survival. Lessee's obligations under this Section shall survive the expiration or any other termination of this Lease. This Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

         34.3 Counsel Fees. Should it be necessary for Lessor to employ legal counsel to enforce any of the provisions of this Lease. This Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

         35.1 Writing. All notices, demands and requests required or permitted to be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or by reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice, sent to the other in the manner aforesaid.

         35.2. Effective Date. Any such notice, demand or request (notice") shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid, shall be deemed given on the day on which delivery is made. Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

         35.3. Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Lessee or as guarantor of Lessee's obligations ("obligor") designates such other obligor their agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

                            ARTICLE 36. SUBORDINATION

         36.1. Priority of Encumbrances. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are apart and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease, is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         36.2. Execution of Documents. Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to do so. It is understood by all parties, that Lessee's failure to execute the subordination documents referred to above may cause Lessor serious financial damage by causing the failure of a financing or a sale transaction.

         36.3. Attornment. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

                        ARTICLE 37. ESTOPPEL CERTIFICATES


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





         37.1. Execution by Lessee. Within ten (10) days of request therefor by Lessor, Lessee shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has, stating such modifications), and providing any other pertinent information as Lessor or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under Article 30 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee. 37.2. Financing. If Lessor desires to finance or refinance the Leased Premises, or any part thereof, or the Building, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statement of Lessee as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

                               ARTICLE 38. WAIVER

         38.1. Effect of Waiver. The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent thereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                            ARTICLE 39. HOLDING OVER

         39.1. Month-to-Month Tenancy on Acceptance. If Lessee should remain in possession of the Leased Premises after the expiration of the Lease term and without executing a new Lease, then, upon acceptance of rent by Lessor, such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal to twice the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of the Lease.

                       ARTICLE 40. SUCCESSORS AND ASSIGNS

         40.1. Binding Effect. The covenants and condition herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

         41.1. Time of the Essence.Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

                    ARTICLE 42. EFFECT OF LESSOR'S CONVEYANCE

         42.1. Release of Lessor. If, during the term of this Lease, Lessor shall sell its interest in the Building or Complex of which the Leased Premises forms a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

                            ARTICLE 43. COMMON AREAS

         43.1. Lessor shall, in Lessor's sole discretion, maintain the Common Areas (subject to reimbursement pursuant to Article 8 hereof), establish and enforce reasonable rule 6 and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Lessor may provide security for the Common Areas but is not obligated to do so.

                        ARTICLE 44. TRANSFER OF SECURITY

         44.1. Transfer to Purchaser. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

                            ARTICLE 45. LATE CHARGES

         45.1. Late Payment by Lessee. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Lessee is not received by Lessor when due, Lessee shall pay to Lessor an additional sum of such rent or other charge as a late charge. Thy parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

                         ARTICLE 46. CORPORATE AUTHORITY

         46.1. Authorization to Execute. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.s Further, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                        ARTICLE 47. MORTGAGEE PROTECTION

         47.1. Notice and Right to Cure Default. Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, Provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary

                      ARTICLE 48. MISCELLANEOUS PROVISIONS

         48.1. Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in anyway limit or amplify the terms and provisions of this Lease.

         48.2. Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee, shall be joint and several.

         48.3. Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in an any other manner than by an agreement in writing signed by all of the parties to this Lease.

         48.4. Payments. Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

         48.5. Severability. The invalidity of any provision of this Lease, as determined by a Court of competent Jurisdiction, shall in no way affect the validity of any other provision hereof.

         48.6. No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer no shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

         48.7. Disputed Sums. Under the terms of this Lease numerous charges are an may be due from Lessee to Lessor including, without limitation, Common Area charges, real estate taxes, insurance reimbursement and other items of a similar nature including advances made by Lessor in respect of Lessee's default at Lessor's option. In event that at any time during the term there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Lessor to be due, the amount demanded by Lessor shall be paid by Lessee until the resolution of the dispute between the parties or by litigation. Failure by the dispute between the parties or by litigation. Failure by Lessee to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

         48.9. Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not be Lessor) shall entitle Lessee to any reduction of Rent, result in any liability of Lessor to Lessee, or in any other way affect this Lease or Lessee's obligations hereunder.

         48.10. Public Transportation Information. Lessee shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Lessee employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Lessee's sole reasonable cost and expense. Lessee shall comply with all requirements of any local transportation management ordinance.

         48.11. Rules and Regulations. Lessee agrees to comply with all reasonable rules and regulations adopted and promulgated by Lessor and applicable to all tenants in the Complex for the lawful, orderly, clean, safe, aesthetic, quiet, and beneficial use, operation, maintenance, management, and enjoyment of the Complex.

         48.12. Joint and Several Liability. Should Lessee consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

                 ARTICLE 49. WAIVER OF CALIFORNIA CODE SECTIONS

         49.1. Waiver by Lessee. Lessee waives (for itself and all persons claiming under Lessee) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect tot he destruction of the Leased Premises, Civil Code Sections 1941 and 1942 with respect to Lessor's repair duties and Lessee's right to repair, Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined, and any right of redemption or reinstatement of Lessee under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Lessee is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein. Copies of the above-referenced Code sections are attached as Exhibit "F".

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease.

LESSOR:                                                       LESSEE:
KI MONTEREY RESEARCH, INC., A                        THINKING TOOLS, INC., A DELAWARE
CORPORATION                                          CALIFORNIA CORPORATION


By:                                                           By:
         Kemper Real Estate Management                        John Hiles, President
         It's Authorized Agent

         David A. Kingery, Vice President

Date:                                                Date:

FOR OFFICE USE ONLY:

PREPARED BY:

REVIEWED BY:

APPROVED BY:

         Lessor's                                                      Lessee's
         Initials                                                      Initials

                                   EXHIBIT "A"

THE LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF MONTEREY, CITY OF MONTEREY AND DESCRIBED AS FOLLOWS:

LOT 16 A AS SAID LOT IS SHOWN ON THAT CERTAIN RECORD OF SURVEY RECORDED SEPTEMBER 22, 1988 IN BOOK 15 OF SURVEYS AT PAGE 174, OFFICIAL RECORDS OF MONTEREY COUNTY, CALIFORNIA.

                                   EXHIBIT "D"

                         ACKNOWLEDGEMENT OF COMMENCEMENT

         This Acknowledgement is made as of March 31, 1995, with reference to that certain Lease Agreement (hereinafter referred to as the"lease") dated (1) August 19, 1995, by and between as "Lessor" therein, and Thinking Tools, Inc., as "Lessee", for the demised premises situated at Monterey Commerce Center, Building #1, Suite 250.

         The undersigned hereby confirms the following:

         1. That the Lessee accepted possession of the Demised Premises (as described in said lease) on April 1, 1995, and acknowledges that the premises are as represented by the Lessor and in good order, condition and repair, and that the improvements, if any, required to be constructed for Lessee by Lessor under this lease have been so constructed and are satisfactorily completed in all respects.

         2. That all conditions of said lease to be performed by Lessor prerequisite to the full effectiveness of said lease have been satisfied and that Lessor has fulfilled all of its duties of an inducement nature.

         3. That in accordance with the provisions of Article 3 of said lease the commencement date of the term is April 1, 1995, and that, unless sooner terminated, the original term thereof expires on March 31, 1998.

         4. That said lease is in full force and effect and that the same represents the entire agreement between Lessor and Lessee concerning said lease.

         5. That there are no existing defenses which Lessee has against the enforcement of said lease by Lessor, and no offsets or credits against rentals.

         6. That the minimum rental obligation of said lease is presently in effect and that all rentals, charges and other obligations on the part of Lessee under said lease commenced to accrue on April 1, 1995.

         7. That the undersigned Lessee has not made any prior assignment, hypothecation or pledge of said lease or of the rents thereunder.


LESSEE:

By:___________________________
Date: 3/31/95

(1)and in reference to the First Amendment dated September 27th, 1994, and the Second Amendment ad dated January 3rd, 1995,

                                   EXHIBIT "E"

                        RULES AND REGULATIONS ATTACHED TO
                          AND MADE A PART OF THIS LEASE


         1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on the Building or to any part thereof, or which is visible from the outside of the Building, without the written consent of Lessor, first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee.

All approved signs or lettering on doors shall be printed, affixed or inscribed by a person approved by Lessor.

Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

         2. The director of the Building will be provided exclusively for the display of the name and location of Lessee only and Lessor reserves the right to exclude any other names therefrom.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways in and around the Building shall not be obstructed by Lessee or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the (1) (reasonable) judgment of Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. Neither Lessee nor any employees or invitees of Lessee shall go upon the roof of the Building.

         4. Lessee shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Lessor shall have first been obtained. Two keys will be furnished by Lessor for any room.

         5. The toilets and urinals shall not be used for any purpose other than those for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Lessee shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Lessee or its employees or invitees.

         6. Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork, or plaster or in any way deface the premises or any part thereof.

         7. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to determine of limit the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as is necessary to properly distribute their weight. Lessor will not be responsible for loss or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense or Lessee.

         8. Lessee shall not employ any person or persons other than the janitor of lessor for the purpose of cleaning the premises unless otherwise agreed by Lessor. Except with the written consent of Lessor, no person or persons other than those approved by lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of lessee's carelessness or indifference in the preservation of good order and cleanliness.

         9. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein.

         10. Cooking shall not be permitted by Lessee in the Premises (except microwave cooking (1) (coffee and tea cooking)) and the Premises shall not be used for the storage of merchandise (2) (except for finished software products) for washing clothes, for lodging or for any improper, objectionable or immoral purposes.

         11. Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor, except as noted in paragraph 12.3(c) of the Lease.

         12. Lessor will direct electricians to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Lessor. the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

         13. Lessee shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Lessor. The expense of repairing any damage resulting from violation of this rule or removal of any floor covering shall be borne by Lessee.

         14. No packages, supplies or merchandise will be received in the Building or carried up or down in the elevators, except during such hours and in such elevators as shall be designated by Lessor.

         15. Blinds are furnished for each window by Lessor as part of the Construction Allowance and any additional window covering desired by Lessee shall be put up at Lessee's expense and must be of such uniform shape, color of material and make as may be prescribed by Lessor.

         16. The requirement of Lessee will be attended to only upon application to the Building property manager. Employees shall not perform any work nor do anything outside of their regular duties unless under special instructions from the Lessor or his agent, and no employee shall admit any person (Lessee or otherwise) to any office without instructions from the Lessor.

         17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, access to the Building or to the halls, corridors, elevators or stairways in the Building or to the premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Lessor shall in no event be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise for the safety of lessees and protection property in the Building.

         18. Lessor reserves the right to exclude or expel from the Building any person who, in the judgement of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         19. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Lessor.

         20. lessee shall not disturb, solicit or canvass any occupant of the Building.

         21. Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

         22. Lessee shall not any contractor or other person making any alterations, additions or installations within the Premises to use the hallways, lobby or corridors as storage or work areas without the prior written consent of Lessor. Lessee shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Lessor as a result of the transportation or storage of materials or work performed within the Building by or for Lessee.

         23. Subject to Rule 17, normal hours in which the Building will be open for Lessee, its employees and its invitees for business therein will be from 8:00 a.m. to 6:00 p.m.

         24. Lessee shall be entitled to use parking spaces as a mutually agreed upon between Lessee and Lessor subject to such reasonable conditions and regulations as may be imposed from time to time by Lessor. Lessee agrees that vehicles of Lessee or its employees or agents shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as Visitors, Delivery, Loading or other tenants. Lessor or its agents shall have the right to cause or be removed any car of Lessee, its employees or agents, that may be parked in unauthorized areas, and Lessee agrees to save and hold harmless Lessor, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Lessee, its employees, or agents shall not park campers, trucks or cars on the Building parking areas overnight or over weekends. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers of vehicles owned or operated by its employees and agents.

         25. Lessor reserves the right to make modifications hereto and such other and further rules and regulations as in its (1) (reasonable) judgment may be required for the safety, care and cleanliness of the premises and the Building and for the preservation of good order therein. Lessee agrees to abide by all such rules and regulations.

         26. Canvassing, soliciting and peddling is prohibited in the Building and each Lessee shall cooperate to prevent the same.

         27. Lessor is not responsible for the violation of any rule contained herein by any other Lessee.

         28. (2) (Where necessary and reasonably appropriate) Lessor may waive any one or more of these rules for the benefit of any particular Lessee, but no such waiver shall be construed as a waiver of Lessor's right to enforce these rules against any or all Lessee occupying the Building.

                                   EXHIBIT "F"

                        TEXT OF CALIFORNIA CODE SECTIONS

                           CIVIL CODE SECTION 1932(2)
                      Hirer may terminate the hiring, when.



The hirer of a thing may terminate the hiring before the end of the term agreed upon:

When the greater part of the thing hired, or that part which was and which the latter had at the time of the hiring reason to believe was the material inducement to the hirer to enter into the contract, perishes from any other cause than the want of ordinary care of the hirer.


                           CIVIL CODE SECTION 1932(4)
                             When hiring terminates

                        The hiring of a thing terminates:

                     By the destruction of the thing hired.

                             CIVIL CODE SECTION 1941
                Lessor to make dwelling-house fit for its purpose

The lessor of a building intended for the occupation of human beings must, in the absence of an agreement to the contrary, put it into a condition fit for such occupation, and repair all subsequent dilapidation thereof, which render it untenantable, except such as are mentioned in section nineteen hundred and twenty-nine.


                             CIVIL CODE SECTION 1942
                       When Lessee may make repairs, etc.

                  (a) If within a reasonable time after written or oral notice to the landlord or his agent, as defined in subdivision (a) of Section 1962, of dilapidation rendering the premises untenantable which the landlord ought to repair, the landlord neglects to do so, the tenant may repair the same himself where the cost of such repairs does not require an expenditure of more than one month's rent of the premises and deduct the expenses of such repairs from the rent when due, or the tenant may vacate the premises, in which case the tenant shall be discharged from further payment of rent, or performance of other conditions as of the date of vacating the premises. This remedy shall not be available to the tenant more than twice in any 12-month period.

                  (b) For the purposes of this section, if a tenant acts to repair and deduct after the 30th day following notice, he is presumed to have acted after a reasonable time. The presumption established by this subdivision is a rebuttable presumption affecting the burden of producing evidence and shall not
                                     - 44 -
be construed to prevent a tenant from repairing and deducting after a shorter notice if all the circumstances require shorter notice.

                  (c) The tenant's remedy under subdivision (a) shall not be available if the condition was caused by the violation of Section 1929 or 1941.2.

                  (d) The remedy provided by this section is in addition to any other remedy provided by this chapter, the rental agreement, or other applicable statutory common law.

                             CIVIL CODE SECTION 3275
                          Relief in case of forfeiture

Whenever, by the terms of an obligation, a party thereto incurs a forfeiture, or a loss in the nature of a forfeiture, by reason of his failure to comply with its provisions, he may be relieved therefrom, upon making full compensation to the other party, except in case of a grossly negligent, willful, or fraudulent breach of duty.

                           CODE OF CIVIL PROCEDURE 473
                      Amendment of pleadings; Continuance;
                              Relief from judgment;
                         Correction of clerical errors.

The court may, in furtherance of justice, and on such terms as may be proper, allow a party to amend any pleading or proceeding by adding or striking out the name of any party, or by correcting q mistake in the name of a party or a mistake in any other respect; and may, upon like terms, enlarge the time for answer or demurrer. The court may likewise, in its discretion, after notice to the adverse party, allow, upon such terms as may be just, an amendment to any pleading or proceeding in other particulars and may upon like terms allow an answer to be made after the time limited by this code.

When it appears to the satisfaction of the court that such amendment renders it necessary, the court may postpone the trial, and may, when such postponement will by the amendment be rendered necessary, require, as a condition tot he amendment, the payment to the adverse party of such costs as may be just.

The court may, upon such terms as may be just, relieve a party or his or her legal representative from a judgment, order, or other proceeding taken against him or her through his or her mistake, inadvertence, surprise or excusable neglect. Application for such relief must be accompanied by a copy of the answer or other pleading proposed to be filed therein, otherwise the application shall not be granted, and must be made within a reasonable time, in no case exceeding six months, after such judgment, order or proceeding was taken; provided however, that, in the case of a judgment, order or other proceeding determining the ownership or right to possession of real or personal property, without extending said six months period, when a notice in writing is personally served within the State of California both upon the party against whom the judgment, order or other proceeding has been taken, and upon his or her attorney of record, if any, notifying said party and his or her attorney of record, if any, that such order, judgment or other proceeding was taken against him or her and that any rights said party has to apply for relief under the provisions of
Section 473 of the Code of Civil Procedure shall expire 90 days after service of said notice, then such application must be made within 90 days after service of said notice upon the defaulting party or his or her attorney or record, if any, whichever service shall be later. No affidavit or declaration of merits shall be required of the moving party.

The court may, upon motion of the injured party, or its own motion, correct clerical mistakes in its judgment or orders as entered, so as to conform to the judgment order directed, and may, on motion of either party after notice to the other party, set aside any void judgment or order.

                      CODE OF CIVIL PROCEDURE SECTION 1179
                      (Relief against forfeiture of lease:
                        Application by whom and how made:
                    Notice: Condition of granting of relief.

The court may relieve a tenant against a forfeiture of a lease, and restore him to his former estate, in case of hardship, where application for such relief is made within thirty days after the forfeiture is declared b the judgment of the court, as provided in section one thousand one hundred and seventy-four. The application may be made by a tenant or subtenant, or a mortgagee of the term, or any person interested in the continuance of the term. It must be made upon petition setting forth the facts upon which the relief is sought, and be verified by the applicant. Notice of the application, with a copy of the petition, must be served on the plaintiff i the judgment, who may appear and contest the application. In no case shall the application be granted except on condition that full payment of rent due, or full performance of conditions or covenants stipulated, so far as the same is practicable, be made.

                    CODE OF CIVIL PROCEDURE SECTION 1265.130
                          Court order terminating lease

Where part of the property subject to a lease is acquired for public use, the court may, upon petition of any party to the lease, terminate the lease if the court determines that an essential part of the property subject to the lease is taken or that the remainder of the property subject to the lease is no longer suitable for the purposes of the lease.

                                    ADDENDUM

                            FULL SERVICE OFFICE LEASE

THIS ADDENDUM AMENDS that certain Lease ("Lease") made and entered into the 19th day of August, 1994, between Thinking Tools, Inc., a California Corporation ("Lessee"), and KI Monterey Research, Inc. ("Lessor"), and the terms hereof shall for all purposes, be incorporated into the Lease. Wherever any inconsistency appears between the body of the Lease and this Addendum, the provisions of the Addendum shall prevail, except where indicated otherwise in this Addendum.

Accordingly, pursuant to Paragraph 48.3, Modifications, of the Original Agreement, the parties hereby amend the same as follows:

Paragraph 6.1, Delay is hereby amended, in its entirety, to read as follows:

Effective upon execution of the Lease, Lessee acknowledges Delivery of the Premises and accept the Premises in its "As Is" condition with no warranties or representation by Lessor.

Subparagraph 8.3(b) is hereby amended, in its entirety, to read as follows:

(b) Annually, as soon as is reasonably possible after the expiration of each Lease Year, Lessor shall prepare in good faith and deliver to Lessee a comparative statement, which statement shall be conclusive between the parties after a period of ninety (90) days following delivery of the same to Lessee if not objected to by Lessee during this time, setting forth (1) the Operating Costs for Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 8.

Subparagraph 12.3(c) is hereby added to state the following:

Notwithstanding Article 12, or any other provisions contrary in this Agreement, Lessee shall not be in violation of the Lease Agreement by its use and storage of standard office products, otherwise defined as hazardous, which products are used by Lessee with due care and in accordance with the instructions of the product manufacturer in the reasonable and prudent conduct of Lessee's business and use of the Premises.

Paragraph 12.4, Indemnity, is hereby replaced in its entirety with the following:

Lessee agrees to indemnify, defend, protect and hold harmless Lessor, its directors, officers, employees, partners, and agents from and against any and all claims and expenses arising out of Lessee use or storage of any Hazardous Materials on or about the Leased Premises.

Paragraph 16.1, Use of Premises, is hereby deleted in its entirety and replaced with the following:

16.1. Use of Premises. Other than the use as specified herein, no use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Leased Premises are located or upon any other Building in the Complex or cause the

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cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of "Special Causes of Loss" fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building or the Complex. Paragraph 16.2, Increase in Premiums, is hereby deleted in its entirety and replaced with the following:

16.2. Increase in Premiums. Lessee agrees to pay to Lessor, as additional Rent, any increase in premiums on policies which may be carried by Lessor on the Leased Premises, the Building or the complex, or any blanket policies which include the Building or the Complex, covering damage thereto and loss of Rent caused by fire and other perils above the rates for the least hazardous type of occupancy for office use, excluding, however, such use as is otherwise permitted to Lessee under this Agreement. Lessee further agrees to pay to Lessor, as additional Rent, any increase in such premiums resulting from the nature of Lessee's occupancy or any act or omission of Lessee, to the extent the same are inconsistent with the use permitted Lessee and as provided for herein.

Paragraph 17.1, Intent and Purpose, is hereby deleted in its entirety and replaced with the following:

17.1. Intent and Purpose. This Article 17 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, and to the extent of the insurance which is required to be carried by said party under this Agreement, to the party who is obligated hereunder to cover the risk of such loss with said insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk only, however, to the extent of the insurance carried under this Agreement, and without respect to the causation thereof.

Paragraph 17.2, Waiver of Subrogation, is hereby amended by the addition of the following sentence at the end thereof:

The waiver and release provided for herein shall be applicable only to the extent of the insurance required pursuant to this Agreement.

Paragraph 17.3, Form of Policy, is hereby deleted in its entirety and replaced with the following:

17.3. Form of Policy. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification "Special Causes of Loss", to the extent of the coverage required under this Agreement, and which is insured against under any such policy carried under the terms of this Lease.


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Paragraph 17.4, Indemnity, is modified by the addition of the following sentence at the end thereof:

The requirement of Lessee to indemnify, defend, protect and hold harmless Lessor as provided for in this provision shall be limited to claims arising by reason of the negligence or misconduct of Lessee, or that of its agents, assigns, invitees or Licensees.

Paragraph 17.5, Defense of Claims, is hereby modified by the addition of the following sentence at the end thereof.

The obligations of Lessee under this Agreement shall apply only for such actions, suits or proceedings as are brought as a result of the negligence or misconduct of Lessee, or that of its agents, assigns, invitees, or Licensees. Paragraph 18.1, Lessee's Insurance, is hereby deleted in its entirety and replaced with the following:

18.1. Lessee's Insurance. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Lessor and Lessee against the risks of personal injury and property damage arising out of the use, occupancy or maintenance of the Leased Premises by Lessee and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than one million dollars ($1,000,000.00) per occurrence with a two million dollar ($2,000,000.00) annual aggregate. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease. In addition, such policy shall cover contractual liability. The limits of said insurance shall not, however, limit any liability of Lessee hereunder, except as otherwise provided for herein. In the event that the Leased Premises do not constitute part of a larger property, said insurance shall have a Lessor's protective liability endorsement attached thereto.

Subparagraph 19.1 (c) is hereby amended in its entirety to read as follows:

(c) The policy shall be in a form and include such endorsements as are customarily acceptable to fulfill requirements such as set forth in this lease. Paragraph 21.1, Removal of Personal Property, is hereby amended by the addition of the following sentence at the end thereof:

Under no circumstances under this provision shall the software owned, licensed or developed by Lessee become the property of Lessor pursuant to this provision.

Paragraph 23.1, Rights of Termination, is modified by the addition of the following sentence at the end thereof:

Notwithstanding any of the provisions of this Article 23, if more than one third (as measured by square footage) of the Leased Premises suffers (a) an uninsured casualty or (b) a casualty which cannot be repaired within sixty (60) days, Lessee shall have the right to terminate this Lease by written notice to Lessor.

Subparagraph 25.5(b) is hereby amended by the addition of the following sentence at the end thereof:


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Under no circumstances,  however,  shall the reimbursement provided for pursuant to this Paragraph 25 exceed five thousand dollars ($5,000.00).

Paragraph 27.1, Rights of Lessor, is hereby amended by the addition of the following:

Notwithstanding anything to the contrary in this Agreement, Lessee shall have in the Leased Premises an area of no greater than one hundred square feet which shall be sealed and inaccessible to all, save for those who are required to have access by requirement of the laws or regulations of any governmental authority (such as fire code, etc.). This area is for the storage of Lessee's trade secrets, source code and other such materials. Upon reasonable request, however, Lessee shall permit Lessor access to this area, as accompanied by a representative of Lessee, during such reasonable hours as Lessor may request.

Paragraph 28. 1, Approval. Installation and Maintenance, is hereby amended by the addition of the following sentence at the end thereof:

The signage as proposed in Exhibit H as of the date of this Agreement, is hereby deemed approved pursuant to this paragraph.

Subparagraph 29.19(a) is hereby deleted in its entirety and replaced with the following:

(a) Any failure by Lessee to pay the rental or to make any other payments required to be made by Lessee hereunder when due after receipt by Lessee of notice by Lessor sent by certified mail to Lessee demanding payment of the same, if Lessee does not pay the same within five (5) days thereof shall be considered to be a material default and breach hereunder.

Subparagraph 29.1(e) is hereby deleted in its entirety and replaced with the following:

(e) Any habitual failure by Lessee to observe and perform any provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Lessor, a separate and non-curable default. Subparagraph 34.1 (d) is hereby modified by the addition of the following:

Under no circumstances, however, shall the reimbursement provided for pursuant to this Paragraph 34 exceed five thousand dollars ($5,000.00).

Subparagraph 45.1 is hereby modified by the addition of the following sentence at the end thereof:

The late payment penalty under this paragraph shell not exceed $200.00 for any one occurrence.

The following Paragraphs 50 through 56 are hereby added to the Lease Agreement to read as follows:

50. Tenant Improvement Costs. Intentionally Omitted.


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51. Option to Extend. Provided that Lessee is not in default under any terms and conditions of this Lease, Lessee shall have the option to extend the term of this Lease for one (1) three (3) year period on the same terms and conditions of the Lease, except for the following provisions:

 1. The base monthly rental payable under the option period will be as follows:

 Months 37-48: $6,230.40 $1.65 p.s.f.,Gross, Fully Serviced
 Months 49-60: $6,419.20 $1.70 p.s.f., Gross, Fully Serviced
 Months 61-72: $6,608.00 $1.75 p.s.f.,Gross, Fully Serviced

2. At least ninety (90) days prior to the expiration of the original term, Lessee shall notify Lessor in writing of its intentions to exercise the option period.

3. In the event that Lessee does not wish to exercise the option term, this Lease shall terminate at the expiration of the original term.


52. Right of First Offer. If at any time during the initial term, or any extension thereof, of this Lease, the 1,270 square feet of space (the "Offer Space 1", see exhibit "B" attached hereto) is available or becomes available for lease, Lessee shall have the right to include the same under the terms and conditions of this agreement provided, however, that the rights of Lessee to any such space currently under a right of first offer or right of first refusal clause in another lessee's lease in the building, as of the date of this agreement, or such rights are granted to GMAC, shall be subordinate to the rights of the other lessee(s). If Lessee exercises its right to incorporate additional space into this Lease, Lessee must commit to a minimum term of three
(3) years from the date of said commitment, and if Lessee so elects, the tenant improvement allowance for Offer Space 1 is hereby established as $18.75 per rentable square foot. The tenant improvements provided for herein are for customary tenant improvements and not for specialty tenant improvements or furniture, trade fixtures or equipment.

Lessor agrees to inform Lessee if an offer to lease the Offer Space is submitted (Offer Notice). Within five (5) working days following Lessee's receipt of the Offer Notice, Lessee shall notify Lessor whether or not Lessee is interested in incorporating the Offer Space into the Leased Premises. Failure of Lessee to respond within said five (5) working days, or failure to accept the Offer Space on the above-specified conditions, Lessor shall have the right to rent the Offer Space under whatever terms and conditions Lessor may desire. This right of first offer shall continue to remain in full force and effect for the Offer Space during the initial term or any extension thereof, and Lessor shall notify Lessee in the same manner as referred to above for further offer notices. If Lessee elects to accept the Offer Space, it shall be deemed to have done so under the terms and conditions as set forth in Paragraph 1.5(a) of the Lease or paragraph 51 in this addendum, whichever is appropriate. Upon acceptance of the Offer Space by Lessee, the parties shall amend this Lease to incorporate the Offer Space into the Leased Premises and adjust the rent, pro-rata percentage, square

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footage,  and other  charges  hereunder  appropriate,  and all  other  terms and conditions of the Lease shall remain unchanged.

53. Parking. Lessee shall have the right to park in the Complex parking areas on a non-exclusive basis with other lessees in the Complex. (See Exhibit "G" attached and by this reference made a part hereof.) Lessee agrees not to overburden the parking areas and agrees to cooperate with Lessor and other lessees in the use of the parking areas. Parking will be provided on a ratio of approximately 4.0 spaces per 1,000 square feet or 15 spaces, free of charge. All parking is provided on a first come, first serve basis. Lessor, at Lessor's reasonable discretion, reserves the right to modify parking policies.

54. Signage. Lessee shall retain the existing signage on the directory board, monument board-and door in its "As Is" condition with no further contribution from Lessor.

55. J.M. O'Neill. Intentionally Omitted.

56. Hold Harmless Agreement (Legal & Tax). The undersigned agrees to hold BLICKMAN TURKUS, the "Broker", harmless with regard to the form and substance of any and all of the legal documents and/or contract associated with this transaction, and the undersigned has consulted separate counsel regarding legal and tax matters pertaining to this transaction.

57. Early Occupancy. Intentionally Omitted.

All other terms and conditions of the Lease Agreement shall remain as stated therein, and this amendment shall be considered merged with the same as a single agreement and as if this amendment had been a part of the Lease Agreement as of the date of its execution.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DATED: 9/14/94                                      DATED: 9/7/94

LESSOR:           KI MONTEREY RESEARCH,             LESSEE: THINKING TOOLS, INC.
                  INC., A DELAWARE                  A CALIFORNIA
                  CORPORATION                       CORPORATION

BY:                                                 BY: /s/ John E. Hiles


KEMPER REAL ESTATE MANAGEMENT                       JOHN HILES, PRESIDENT
COMPANY, ITS AUTHORIZED AGENT


BY: /s/ David Kingery
 DAVID A. KINGERY

ITS:
 VICE PRESIDENT


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                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment") is entered into this 27th day of September, 1994, by and between KI MONTEREY RESEARCH, INC.("LESSOR") and THINKING TOOLS, INC. ("LESSEE").
RECITALS

A. The parties have entered into that certain lease dated August 19, 1994 (the "Lease") whereby Lessor leased to Lessee, and Lessee leased from Lessor approximately 3,776 square feet of floor space (the "Premises"); See Exhibit "A" attached hereto, located at 1 Lower Ragsdale Drive, Building 1, Suite 250 in the City of Monterey, California (the "Building").

 B. The parties wish to amend the Lease to adjust the Rent and Term.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
TERMS

1. This Amendment shall take effect upon execution and delivery to Lessor of this First Amendment to Lease and the Termination of Lease Agreement from Maxis.

2. The "Minimum Monthly Rent" (Paragraph 1.5 of the Lease) shall be as follows:

 Month 1:                  $5,475.20
 Month 2:                  $  664.00
 Months 3-12:              $5,664.00
 Months 13-24:             $5,852.80
 Months 25-37:             $6,041.60

3. The "Term" (Paragraph 1.4 of the Lease) shall be thirty-seven (37) months, commencing October 1, 1994, or upon the first day of the first month following completion of the items in Paragraph #1 above, if later.

4. All other terms and conditions of the Lease, other than changes made herein, shall be binding and insure to the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment.


LESSOR:                                              LESSEE:

KI Monterey Research, Inc., A                        Thinking Tools, Inc., A
Delaware Corporation                                 California Corporation


By:      Kemper Real Estate
         Management Co.
Its:     Authorized Agent


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By: /s/ David H. Kingery                             By: /s/ John Hiles
David A. Kingery, Vice President                     John Hiles, President

Date: 9/28/94                                        Date: September 27, 1994


5) The "Initial Pro-Rata %" (Paragraph 1.8 of the Lease) shall be changed to the following:

                  .1009                     5,046 sq.ft./50,031 sq.ft.

6) The "Base Operating Costs" (Paragraph 1.9 of the Lease) shall be changed to the following:

$0.47 x 12 = $5.64 x 5,046 sq.ft. = $28,459.44

7) All other terms and conditions of the Lease, other than changes made herein, shall be binding and inure to the benefit of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment.


LESSOR:                                      LESSEE:
KI Monterey Research, Inc., A                Thinking Tools, Inc.,
Delaware Corporation                         A California Corporation

By:      Kemper Real Estate
         Management Co.
Its:     Authorized Agent

By:      /s/ David A. Kingery                By: /s/ John E. Hiles
David A. Kingery, Vice President             John Hiles, President

Date: 1/11/95                                Date: 1-3-95



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                            SECOND AMENDMENT TO LEASE


        This First Amendment to Lessee Amendment is entered into this 3rd day of January, 1995, by on between KI MONTEREY RESEARCH, INC. ("LESSOR") and THINKING TOOLS, INC. ("LESSEE").

                                    RECITALS

A. The parties have entered into that certain lease dated August 19, 1994 (the "Lease") whereby Lessor leased to Lessee, and Lessee leased from Lessor approximately 3,776 square feet of floor space (the "Premises"); See Exhibit "A" attached hereto, located at 1 Lower Ragsdale Drive, Building 1, Suite 250 in the City of Monterey, California (the "Building").

B. The parties wish to amend the Lease to enlarge the Premises, adjust the Rent, Pro-Rata % and Base Operating Costs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                                      TERMS

1. This Amendment shall take effect upon execution and delivery to Lessor of this Second Amendment to Lease and (i) a Certificate of Occupancy from the City of Monterey.

2. Lessor shall construct Tenant Improvements within the Premises and within that area of the Complex which is to become a part of the Premises (the "Expansion Space") composed of 1,270 square feet and is shown on the Floor Plan attached hereto as Exhibit B hereof. Lessor shall contribute up to Twenty Nine Thousand Five Hundred Sixty Dollars ($29,560.00) or Twenty Three Dollars and Twenty Seven Cents $23.27 per square foot toward the cost of constructing the Tenant Improvements within the Premises. All costs above this allowance shall be paid directly by Lessee. Lessee's new total square footage will be approximately 5,046 square feet Lessor will make diligent efforts to complete Lessor's work expeditiously and shall deliver the Expansion Space to Lessor promptly upon completion of Lessor's work and receipt of a certificate of occupancy for the Expansion Space. Estimated delivery date is March 1, 1995. Lessee shall have the right to enter the Expansion Space for purposes of inspection during the course of Lessor's work, at Lessee's sole risk, provided Lessee does not unreasonably interfere with Lessor or cause a delay in the completion of Lessor's work.

3. The "Premises" (Paragraph 1.3(c) of the Lease) shall be changed as follows:

         Approximately 5,046 square feet

4. The "Rent" (Paragraph 1.5 of the Lease) for the Premises shall be changed as follows:


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                                                     Monthly Rent

Delivery Date through Month 12                       $7,745.61
Month 13 through Month 24                            $7,997.91
Month 25 through Month 36                            $8,250.21


5) The "Initial Pro-Rata %" (Paragraph 1.8 of the Lease) shall be changed to the following:

                  .1009                     5,046 sq.ft./50,031 sq.ft.

6) The "Base Operating Costs" (Paragraph 1.9 of the Lease) shall be changed to the following:

$0.47 x 12 = $5.64 x 5,046 sq.ft. = $28,459.44

7) All other terms and conditions of the Lease, other than changes made herein, shall be binding and inure to the benefit of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment.


LESSOR:                                        LESSEE:
KI Monterey Research, Inc., A                  Thinking Tools, Inc.,
Delaware Corporation                           A California Corporation

By:      Kemper Real Estate
         Management Co.
Its:     Authorized Agent

By:      /s/ David A. Kingery                  By: /s/ John E. Hiles
David A. Kingery, Vice President               John Hiles, President

Date:    1/11/95                               Date: 1-3-95



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